
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus II
Financial Statements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       8,065,906
<SECURITIES>                                 8,501,911
<RECEIVABLES>                                  333,039<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               254,434
<PP&E>                                      80,771,398<F2>
<DEPRECIATION>                            (16,627,279)
<TOTAL-ASSETS>                              81,299,409
<CURRENT-LIABILITIES>                          557,212
<BONDS>                                              0
<COMMON>                                    80,742,197<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                81,299,409
<SALES>                                              0
<TOTAL-REVENUES>                             8,367,001<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,978,529<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,388,472
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables of the Partnership included in "Other Assets" on the balance sheet.
<F2>Includes multi-family comples of $10,256,791, retail centers of $50,103,143 and investment in Joint Venture of @20,411,464.
<F3>Equity of General Partners ($347,552), Limited Partners of $81,089,749.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocatd $67,770 to the General Partners and $3,320,702 to the
Limited Partners.  Average net income is $.44 on 7,499,818 units.

